UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 31, 2017 (October 24, 2017)

New Mountain Finance Corporation

(Exact name of registrant as specified in its charter)

Delaware	814-00832	27-2978010
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

787 7th Avenue, 48th Floor, New York, NY 10019

(Address of principal executive offices)

Registrant’s telephone number, including area code (212) 720-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.                                  Entry into a Material Definitive Agreement.

On October 31, 2017, New Mountain Finance Corporation (the “Company”) announced that on October 24, 2017 the Company entered into the Third Amended and Restated Loan and Security Agreement (together with the exhibits and schedules thereto, the “New Holdings Credit Facility”), by and among the Company, as the collateral manager, New Mountain Finance Holdings, L.L.C., as the borrower (the “Borrower”), Wells Fargo Bank, National Association (“Wells Fargo Bank”), as the administrative agent (the “Administrative Agent”), the lenders party thereto, and Wells Fargo Bank, as collateral custodian.

Prior to entering into the New Holdings Credit Facility, the Borrower, a wholly-owned subsidiary of the Company, was a party to the Second Amended and Restated Loan and Security Agreement, dated as of December 18, 2014 (the “Old Holdings Credit Facility”), among the Company, as the collateral manager, the Borrower, Wells Fargo Securities, LLC, as the administrative agent, Wells Fargo Bank, as sole lender, and Wells Fargo Bank, as collateral custodian.  The New Holdings Credit Facility effectively amends and restates the Old Holdings Credit Facility.

The New Holdings Credit Facility has a revolving period ending on October 24, 2020,  extended from December 18, 2017 under the Old Holdings Credit Facility, and matures on October 24, 2022, extended from December 18, 2019 under the Old Holdings Credit Facility.

With the closing of the New Holdings Credit Facility, the Company broadened its lender group, with Raymond James Bank, N.A., State Street Bank and Trust Company, NBH Bank, and State Bank and Trust Company joining the facility, making commitments and advances aggregating $85,000,000.

The description above is only a summary of the material changes of the New Holdings Credit Facility and is qualified in its entirety by reference to the copy of the Third Amended and Restated Loan and Security Agreement, which is filed as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference thereto.

Item 1.02                                           Termination of a Material Definitive Agreement.

The disclosure set forth above under Item 1.01 is incorporated by reference herein.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 is incorporated by reference herein.

Item 7.01                                           Regulation FD Disclosure

On October 31, 2017, the Company announced that its wholly owned subsidiary, New Mountain Finance SBIC II, L.P., received approval for a license from the U.S. Small Business Administration (“SBA”) to operate as a Small Business Investment Company (“SBIC”). This is the second SBIC license granted to the Company through its SBIC subsidiaries.

As an SBIC, New Mountain Finance SBIC II, L.P. will be subject to a variety of regulations and oversight by the SBA concerning, among other things, the size and nature of the companies in which it may invest as well as the structure of those investments.

The license will allow New Mountain Finance SBIC II, L.P. to obtain leverage by issuing SBA-guaranteed debentures, subject to the issuance of a capital commitment by the SBA and customary procedures. Debentures are loans issued by an SBIC which have interest payable semi-annually and a ten-year maturity. The interest rate is fixed at the time of issuance at a market-driven spread over U.S. Treasury Notes with ten-year maturities.

Item 9.01                                           Financial Statements and Exhibits

(a)         Not applicable.

(b)         Not applicable.

(c)          Not applicable.

(d)         Exhibits.

Exhibit No.

10.1

Third Amended and Restated Loan and Security Agreement, dated as of October 24, 2017, by and among New Mountain Finance Corporation, as the collateral manager, New Mountain Finance Holdings, L.L.C., as the borrower, Wells Fargo Bank, National Association, as the administrative agent, the lenders party thereto and Wells Fargo Bank, National Association, as the collateral custodian.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

NEW MOUNTAIN FINANCE CORPORATION

Date: October 31, 2017	By:	/s/ Karrie J. Jerry
		Name:	Karrie J. Jerry
		Title:	Corporate Secretary